UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2022

KADANT INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-11406

Delaware	52-1762325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Technology Park Drive
Westford, Massachusetts 01886
(Address of principal executive offices, including zip code)
(978) 776-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On March 15, 2022, William P. Tully notified the board of directors (the "Board") of Kadant Inc. (the "Company") that he will resign as a director of the Company, effective January 1, 2023. Dr. Tully, who currently serves as chairman of the Nominating and Corporate Governance Committee, stated that his decision to resign did not result from any disagreement with the Company.

(d) Election of Directors

On March 17, 2022, the Board of the Company increased the Board size to seven members and appointed Rebecca Martinez O'Mara as a director of the Company. Ms. O'Mara, whose term will begin on May 1, 2022, was appointed to the class of directors the term for which expires at the Company’s 2024 annual meeting of stockholders. Ms. O'Mara is expected to be named to the Compensation Committee, the Nominating and Corporate Governance Committee, of which she is expected to be the chair, and the Risk Oversight and Sustainability Committee effective January 1, 2023 when Dr. Tully resigns from those positions.

The Board has determined that Ms. O'Mara is independent under applicable standards of the New York Stock Exchange and the Company’s corporate governance guidelines. Ms. O'Mara is not related to any of the Company's directors or executive officers. There are no related person transactions between the Company and Ms. O'Mara or her immediate family members reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

For her service as a non-employee director of the Company, Ms. O'Mara will receive the compensation described under the caption “Director Compensation” in the Company’s proxy statement as filed with the Securities and Exchange Commission on a pro rata basis, including the award of restricted stock units. She will also be subject to the Company’s stock ownership guidelines for members of the Board. An indemnification agreement on the Company’s standard form will be entered into with Ms. O'Mara.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company in connection with Ms. O'Mara’s appointment is furnished with this Form 8-K and attached hereto as Exhibit 99.

The information presented under this Item 7.01 (including Exhibit 99) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibits relating to Item 7.01 shall be deemed to be furnished and not filed.

Exhibit
No.	Description of Exhibits

99	Press Release dated March 17, 2022, announcing the appointment of Rebecca Martinez O'Mara to the Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

KADANT INC.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: March 17, 2022	By	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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